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                                                                   Exhibit 23.17

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2000, with respect to the combined financial statements of Fanch Cable Systems Sold to Charter Communications, Inc. (comprised of Components of TWFanch-one Co., Components of TWFanch-two Co., Mark Twain Cablevision, North Texas Cablevision LTD., Post Cablevision of Texas L.P., Spring Green Communications L.P., Fanch Narragansett CSI L.P., Cable Systems Inc., ARH, and Tioga) included in Amendment No. 2 to the Registration Statement on Form S-4 and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $1,943,000,000 Senior Notes and Senior Discount Notes.


     We also consent to the use of our report dated February 11, 2000, with respect to the consolidated financial statements of Charter Communications VI Operating Company, LLC and subsidiaries not separately included in the Registration Statement on Form S-4 and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $1,943,000,000 Senior Notes and Senior Discount Notes.

                                       /s/ ERNST & YOUNG LLP


Denver, Colorado
August 2, 2001